UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 6, 2008

(May 5, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
In 2005, Public Service Company of New Mexico (“PNM”) reported the execution of its existing $400 million unsecured credit agreement facility (“PNM Revolver”) in a PNM Current Report on Form 8-K filed August 19, 2005. PNM recently completed the following additional credit arrangement to improve its liquidity.
On May 5, 2008, PNM entered into a new $300 million unsecured delayed draw term loan facility (“Term Loan Agreement”), among PNM as borrower, Merrill Lynch Bank USA, Morgan Stanley Senior Funding, Inc. and Wachovia Bank, National Association as initial lenders, Merrill Lynch Capital Corporation as administrative agent, Morgan Stanley Senior Funding, Inc. and Wachovia Bank, National Association as co-syndication agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wachovia Capital Markets LLC as arrangers.
From time to time, the agents, arrangers and lenders party to the Term Loan Agreement perform normal banking and investment banking and advisory services for PNM, its parent, PNM Resources, Inc. (“PNMR”), or its affiliate, Texas-New Mexico Power Company, for which they have received customary fees and expenses.
The Term Loan Agreement is described below in Item 2.03 of this report, which is incorporated by reference into this Item 1.01. A copy of the Term Loan Agreement is filed herewith as Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Term Loan Agreement allows PNM, at its option, to borrow, on no more than two occasions, up to $300 million at any time prior to 45 days before April 30, 2009. In the event of a downgrade in senior unsecured debt credit ratings of PNM, any arranger may require PNM to borrow money under the Term Loan Agreement. Borrowings must be repaid on April 30, 2009. PNM must pay interest and fees from time to time based upon its then-current senior unsecured debt credit ratings.
The Term Loan Agreement will be used for general corporate purposes. Borrowings under the Term Loan Agreement are conditioned on the ability of PNM to make certain customary representations. The Term Loan Agreement includes customary covenants, including requirements to maintain a maximum consolidated debt-to-consolidated capitalization ratio.
In addition, in the event of a downgrade of either of PNM’s long-term unsecured senior credit ratings below their current ratings by S&P or Moody’s or PNM’s failure to issue and sell at least $350 million of senior unsecured notes by June 13, 2008, PNM must take all actions to attempt to obtain all necessary regulatory approvals and consents and use all commercially reasonable efforts to procure from the lenders under the PNM Revolver and PNMR’s revolving credit facility all consents, in each case required to allow PNM to grant security interests in PNM’s property to the administrative agent for the benefit of the lenders under the Term Loan Agreement. After receipt of such approvals and consents, PNM must promptly grant a first priority perfected security interest, subject to pari passu liens granted or to be granted to other lenders, in all of PNM’s property other than the assets being sold in the contemplated sale of PNM’s gas utility, assets under PNM’s current mortgage and assets which would customarily be excluded from a conventional utility mortgage, and any other assets as to which the parties reasonably determine that the costs of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the lenders under the Term Loan Agreement.
The Term Loan Agreement includes customary events of default and has a cross default provision and a change of control default provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans and/or declare the obligations outstanding under the facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit Number	Exhibit

10.1	Delayed Draw Term Loan Agreement, dated as of May 5, 2008, among PNM, as borrower, the lenders party thereto and Merrill Lynch Capital Corporation, as administrative agent.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO (Registrants)
Date: May 6, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller (Officer duly authorized to sign this report)

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Delayed Draw Term Loan Agreement, dated as of May 5, 2008, among PNM, as borrower, the lenders party thereto and Merrill Lynch Capital Corporation, as administrative agent.

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